                                                                    EXHIBIT 10.1

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                              UNITEDGLOBALCOM, INC.

                                 $1,375,000,000

                 10 3/4% SENIOR SECURED DISCOUNT NOTES DUE 2008



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 24, 2002



                            ------------------------

                               FIRSTAR BANK, N.A.

                            ------------------------

                                     Trustee





           Supplementing the Indenture, dated as of February 5, 1998, between
 UnitedGlobalCom, Inc. (previously named "United International Holdings, Inc.")
                                       and
     Firstar Bank, N.A. (previously named "Firstar Bank of Minnesota, N.A.")



================================================================================

                                TABLE OF CONTENT


                                                                                                               Page
ARTICLE I DEFINITIONS.............................................................................................3

ARTICLE II AMENDMENTS; RELEASE OF COLLATERAL......................................................................3
   SECTION 2.1    Effective Time..................................................................................3
   SECTION 2.2    Deletion of Certain Definitions.................................................................3
   SECTION 2.3    Amendments to Certain Definitions...............................................................4
   SECTION 2.4    Deletion of Certain Sections....................................................................4
   SECTION 2.5    Termination of Pledge Agreements and Release of Collateral......................................5
   SECTION 2.6    Amendments to Sections 4.3 and 4.4..............................................................5
   SECTION 2.7    Amendment to Section 4.10.......................................................................5
   SECTION 2.8    Amendments to Article V.........................................................................6
   SECTION 2.9    Amendments to Sections 6.1 and 6.2..............................................................6

ARTICLE III WAIVER OF DEFAULTS AND EVENTS OF DEFAULT..............................................................8
   SECTION 3.1    Effectiveness...................................................................................8
   SECTION 3.2    Waivers.........................................................................................9

ARTICLE IV MISCELLANEOUS PROVISIONS...............................................................................9
   SECTION 4.1    Concerning the Trustee..........................................................................9
   SECTION 4.2    Original Indenture Confirmed and Ratified.......................................................9
   SECTION 4.3    Severability....................................................................................9
   SECTION 4.4    Governing Law...................................................................................9
   SECTION 4.5    Table of Contents, Headings, etc................................................................9
   SECTION 4.6    Counterparts...................................................................................10

                  This FIRST SUPPLEMENTAL INDENTURE is entered into as of January 24, 2002 (this "Supplemental Indenture"), by and between
UnitedGlobalCom, Inc. (formerly named "United International Holdings, Inc."), a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Firstar Bank, N.A. (formerly named "Firstar Bank of Minnesota, N.A."), as Trustee, acting through its agent U.S. Bank Trust National Association ("USBT").

                                   WITNESSETH:

                  WHEREAS, the Company and the Trustee are parties to an Indenture dated as of February 5, 1998 (the "Original Indenture"), pursuant to which the Company has issued $1,375 million aggregate principal amount at maturity of its 10 3/4% Senior Secured Discount Notes due 2008; and

                  WHEREAS, the Company and Morgan Stanley & Co. Incorporated (formerly "Morgan Stanley & Company, Inc."), as collateral agent (the "Collateral Agent"), have entered into (i) an Amended and Restated Pledge Agreement, dated as of November 22, 1995, as amended by a First Amendment to the Amended and Restated Pledge Agreement, dated as of February 5, 1998, and (ii) a Pledge Agreement, dated as of February 5, 1998 (the agreements referenced in clauses (i) and (ii) being hereinafter referred to as the "Pledge Agreements");

                  WHEREAS, IDT United, Inc. (the "Purchaser") has commenced an offer to purchase for cash (as amended or supplemented from time to time, the "Offer") with respect to all of the outstanding Securities and, in connection therewith, has solicited consents from the Holders to amendments (the "Amendments") to certain provisions of the Original Indenture, to the termination (the "Termination") of the Pledge Agreements and the release of the Collateral from the Lien created by the Original Indenture, the Securities and the Pledge Agreements, and to the waiver (the "Waiver") of certain Defaults or Events of Default that have occurred, may have occurred or may occur under, and compliance with certain provisions of, the Original Indenture, the Securities and the Pledge Agreements;

                  WHEREAS, in accordance with the provisions of Section 9.2 of the Original Indenture, as of the date hereof Holders of at least 66 2/3% in principal amount at maturity of the outstanding Securities have provided their written consents (including consents obtained in connection with the Offer) (the "Required Consents") to the Amendments, to the Termination and release of the Collateral from the Lien created by the Original Indenture, the Securities and the Pledge Agreements, and to the Waiver;

                  WHEREAS, concurrently herewith, the Company and the Collateral Agent are entering into the Termination of Pledge Agreements and Release of Pledged Collateral (the "Termination Agreement") that memorializes the termination of the Pledge Agreements and the release of the Collateral from the Lien of the Pledge Agreements;

                  WHEREAS, the amendments to the Original Indenture effected hereby, the termination of the Pledge Agreements memorialized by the Termination Agreement and the release of the Collateral from the Lien created by the Original Indenture, the Securities and the

Pledge Agreements shall not become effective unless and until the Purchaser has purchased the Securities pursuant to the Offer to which the Required Consents relate; and

                  WHEREAS, the Waiver shall become effective upon the execution of this Supplemental Indenture by the Company and the Trustee, acting through USBT, but shall cease to be operative if the Securities to which the Required Consents relate are not purchased pursuant to the Offer or, if earlier, the Purchaser terminates the Offer without purchasing such Securities.

                  NOW, THEREFORE:

                  For and in consideration of the premises, the Company and the Trustee are making and executing this Supplemental Indenture for the purpose of effecting the Amendments set forth herein, releasing the Collateral from the Lien of the Original Indenture and the Securities and effecting the Waiver set forth herein. It is mutually covenanted and agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  Capitalized terms used but not defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.

                                   ARTICLE II

                        AMENDMENTS; RELEASE OF COLLATERAL

         SECTION 2.1 Effective Time. Notwithstanding the execution of this Supplemental Indenture on the date hereof, the amendments set forth herein and the release of the Collateral from the Lien of the Original Indenture and the Securities effected hereby shall not become effective unless and until the Purchaser purchases, pursuant to the Offer, the Securities to which the Required Consents relate (the date and time of such purchase being referred to herein as the "Effective Time"). At the Effective Time, the amendments to the Original Indenture effected hereby, and the release of the Collateral from the Lien of the Original Indenture and the Securities, shall be deemed fully effective without any further notice or action on the part of the Company, the Trustee, the Collateral Agent, any Holder or any other Person.

         SECTION 2.2 Deletion of Certain Definitions. Section 1.1 of the Original Indenture is amended by deleting in their entirety the following definitions therefrom, and such definitions shall have no further force or effect:

"Acquired Indebtedness"                    "Debt Incurrence Ratio"
"Acquisition"                              "Exempted Affiliate Transaction"
"Affiliate Transaction"                    "Existing Agreements"
"Annualized Consolidated EBITDA"           "incur"
"Change of Control"                        "Invested Equity Capital"
"Change of Control Offer"                  "JVI"
"Change of Control Offer Period"           "Non-Domestic Person"
"Change of Control Purchase Date"          "Permitted Lien"
"Change of Control Purchase Price"         "Pledge Agreements"
"Collateral"                               "Pledged Collateral"
"Collateral Agent"                         "Principals"
"Consolidated Cash Flow Ratio"             "Reference Period"
"Consolidated Coverage Ratio"              "Related Party"
"Consolidated Debt"                        "Retained Assets"

"Consolidated EBITDA"                      "Restricted Investment"
"Consolidated Fixed Charges"               "Significant Subsidiary"
"Consolidated Invested Equity Capital"     "Sun Cable Facility"
"Consolidated Net Income"                  "UIPI"
"Consolidated Subsidiary"                  "Unrestricted Investment"
"Consolidation"                            "UPC"

         All references in the Original Indenture and the Securities to the definitions deleted by this Section 2.2 shall also be deemed deleted, and shall have no further force or effect.

         SECTION 2.3 Amendments to Certain Definitions.

                  (a) The definition of "Affiliate" in Section 1.1 of the Original Indenture is amended and restated to read in its entirety as follows:

                  ""Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise."

                  (b) The definition of "Indenture" in Section 1.1 of the Original Indenture is amended and restated to read in its entirety as follows:

                  ""Indenture" means the Original Indenture as amended and supplemented by the First Supplemental Indenture, dated as of January 24, 2002, between the Company and the Trustee, and as further amended or supplemented from time to time."

                  All references in the Original Indenture (including references in the Original Indenture as changed hereby) to "this Indenture" (and indirect references such as "hereto," "herein," "hereof," "hereby" and "hereunder") shall be deemed references to the Original Indenture as amended and supplemented hereby.

         SECTION 2.4 Deletion of Certain Sections. Sections 4.5, 4.6, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 of the Original Indenture
are deleted in their entirety and shall be of no further force or effect. All references in the Original Indenture and the Securities to any section of the Original Indenture deleted by this Section 2.4 shall also be deemed deleted, and shall have no further force or effect.

         SECTION 2.5 Termination of Pledge Agreements and Release of Collateral.

                  (a) Article X of the Original Indenture, including Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 thereof, is deleted in its entirety and shall be of no further force or effect. All references in the Original Indenture and the Securities to Article X, or any section thereof, deleted by this Section 2.5 shall also be deemed deleted, and shall have no further force or effect.

                  (b) At the Effective Time, and following the taking of such action by the Company and the Collateral Agent as may be required of either of them under the Termination Agreement or either of the Pledge Agreements to terminate any security interests in the Pledged Collateral created by the Pledge Agreements or the Original Indenture, the Lien on the Collateral created by the Original Indenture and the Securities shall be deemed released, and the Company may take reassignment and redelivery of the Pledged Collateral from the Collateral Agent free of any claim or right of the Trustee or the Holders under the Indenture or the Securities.

         SECTION 2.6 Amendments to Sections 4.3 and 4.4. Sections 4.3 and 4.4 of the Original Indenture are amended and restated to read in their entirety as follows:

                  "Section 4.3 Reports.

                  The Company shall file with the SEC and provide to the Holders and the Trustee, as applicable, the reports, information and documents required by TIA Section 314(a).

                  Section 4.4 Compliance Certificate.

                  The Company will deliver to the Trustee within 120 days after the end of the Company's fiscal years an Officers' Certificate as required by TIA Section 314(a)(4)."

         SECTION 2.7 Amendment to Section 4.10. Clause (vi) of the third paragraph of Section 4.10 of the Original Indenture is amended and restated to read in its entirety as follows:

                  "(vi) the Company and its Subsidiaries may exchange all or a portion of its property, businesses or assets for Permitted Investments or for property, businesses or assets of a type used in a Related Business, or a combination of any such Permitted Investments, property, businesses or assets; provided that any Cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the immediately preceding provisions of this Section 4.10."

                  Except as otherwise provided in this Section 2.7, all of the terms and provisions of Section 4.10 of the Original Indenture shall remain in full force and effect.

         SECTION 2.8 Amendments to Article V. Sections 5.1 and 5.2 of the Original Indenture are amended and restated to read in their entirety as follows:

                  "Section 5.1 Limitation On Merger, Sale Or Consolidation.

                  The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless either (i) the Company is the continuing entity or (ii) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is any legal entity formed under the laws of any country or any other jurisdiction and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Senior Notes and the Indenture.

                  Section 5.2 Successor Entity Substituted.

                  Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company or consummation of a Plan of Liquidation in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation, shall succeed to, and be (except in the case of a lease) substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor entity had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Senior Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries or Restricted Affiliates, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company."

         SECTION 2.9 Amendments to Sections 6.1 and 6.2. Sections 6.1 and 6.2 of the Original Indenture are amended and restated to read in their entirety as follows:

                  "Section 6.1 Events of Default.

                  (a) the Company defaults in the payment of any installment of interest when due and the continuance of such default for 30 days;

                  (b) the Company defaults in the payment when due of the principal, or Accreted Value (as applicable), or premium of the Securities, at maturity, upon acceleration, repurchase or otherwise;

                  (c) the Company fails to comply with any of the provisions of
         Section 4.10 hereof with respect to the repurchase of the Securities;

                  (d) [Intentionally deleted.]

                  (e) [Intentionally deleted.]

                  (f) [Intentionally deleted.]

                  (g) the Company pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of
                  its creditors, or

                           (v) generally is not paying its debts as they become
                  due; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company in an
                  involuntary case;

                           (ii) appoints a Custodian of the Company for all or
                  substantially all of the property of the Company; or

                           (iii) orders the liquidation of the Company;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (i) [Intentionally deleted.]

                  Section 6.2 Acceleration.

                  If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.1 hereof with respect to the Company) occurs and is continuing, unless the principal of all of the Senior Notes shall have already become due and payable, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice") may declare all Accreted Value, accrued interest and Liquidated Damages, if any, thereon the Securities to be due and payable immediately. Upon any such declaration, the Accreted Value of the Securities shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.1 hereof occurs with respect to the Company all Accreted Value, accrued interest and Liquidated Damages, if any, thereon shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Securities by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, or premium or Liquidated Damages, if any, that has become due solely because of the acceleration and except on default with respect to any provision requiring a super-majority approval to amend, which default may only be waived by such a super-majority) have been cured or waived. Except as provided below in the following paragraph, in the event of any such acceleration of Securities, the Company will become obligated to pay the Accreted Value, plus all applicable premiums, accrued interest and Liquidated Damages, of the Senior Notes immediately.

                  The Holders of a majority in aggregate principal amount at maturity of the Senior Notes at any time outstanding may waive on behalf of all the Holders any default, except a default with respect to any provision requiring a super-majority approval to amend, which default may only be waived by such a super-majority, and except a default in the payment of principal of, Accreted Value, or interest or Liquidated Damages on any Senior Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Note affected. Subject to Article 7, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount, at maturity, of the Senior Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee."

                                  ARTICLE III

                    WAIVER OF DEFAULTS AND EVENTS OF DEFAULT

         SECTION 3.1 Effectiveness. The waivers set forth in this Article III shall become effective upon the execution of this Supplemental Indenture by the Company and the Trustee, acting through USBT, on the date hereof. Notwithstanding the foregoing, the waivers set forth in this Article III shall cease to be operative, ipso facto and without any further notice or action on the part of the Company, the Trustee, the Collateral Agent, any Holder or any other Person, if (i) the Purchaser does not purchase the Securities to which the Required Consents relate pursuant to the Offer or (ii) the Purchaser terminates the Offer without purchasing the Securities to which the Required Consents relate.

         SECTION 3.2 Waivers. Pursuant to and in accordance with Section 6.4 and
Section 9.2 of the Original Indenture, the Holders of at least 66 2/3% in principal amount at maturity of the outstanding Securities (including consents obtained in connection with the Offer) on the date hereof have consented to:

                  (a) the waiver of any existing Default or Event of Default under the Indenture, the Pledge Agreements or the Securities (other than a Default or Event of Default in the payment of the principal of, Accreted Value, or premium, interest or Liquidated Damages, if any, on the Securities) that has or may have occurred at any time prior to January 14, 2002;

                  (b) the waiver of any Default or Event of Default under the provisions of Article IV, Article VI and Article X of the Original Indenture deleted by this Supplemental Indenture or under the Pledge Agreements (other than a Default or Event of Default in the payment of the principal of, Accreted Value, or premium, interest or Liquidated Damages, if any, on the Securities) that occurs or may occur at any time on or after January 14, 2002 through the Effective Time; and

                  (c) the waiver of compliance by the Company with any of the provisions of Article IV, Article VI and Article X of the Original Indenture deleted by this Supplemental Indenture and with the Pledge Agreements, at any time on or after January 14, 2002 through the Effective Time.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         SECTION 4.1 Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture, other than as set forth herein and in the Original Indenture.

         SECTION 4.2 Original Indenture Confirmed and Ratified. Except for the changes provided for in this Supplemental Indenture and waiver set forth in
Article III, all of the terms and provisions of the Original Indenture and the Securities shall remain in full force and effect and are hereby approved, ratified and confirmed.

         SECTION 4.3 Severability. In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 4.4 Governing Law. This internal laws of the State of New York shall govern and be used to construe this Supplemental Indenture.

         SECTION 4.5 Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 4.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed effective as of the day and year first above written.

                                          UNITEDGLOBALCOM, INC.


                                          By: /s/ Michael T. Fries
                                              ----------------------------------
                                              Name:  Michael T. Fries
                                                    ----------------------------
                                              Title: President
                                                     ---------------------------

ATTEST:

/s/ Ellen P. Spangler
-----------------------------------
Name:  Ellen P. Spangler
      -----------------------------
Title: Senior Vice President and
       Secretary
       ----------------------------
                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as agent for Firstar Bank, N.A.,
                                          as Indenture Trustee


                                          By: /s/ Kenneth D. Hoffman
                                              ----------------------------------
                                              Name:  Kenneth D. Hoffman
                                                    ----------------------------
                                              Title: Vice President
                                                     ---------------------------

ATTEST:

/s/ Clark Whitmore
-----------------------------------
Name:  Clark Whitmore
      -----------------------------